Exhibit 99.2


                            REORGANIZATION AGREEMENT

THIS AGREEMENT is entered into this 30th day of June, 1998 by and among Applied Cellular Technology, Inc. ("ACT"), a Missouri corporation, ACT-GFX Canada, Inc. ("ACTsub") an Ontario corporation, Drummer Enterprises Ltd. ("Drummer"), an Ontario corporation, Morstar Holdings Ltd. ("Morstar"), a Manitoba corporation, Scozul Enterprises Ltd. ("Scozul"), an Ontario corporation, (Drummer, Morstar and Scozul are hereinafter collectively referred to as "Sellers"), James D. Scott (the "Principal") and Ground Effects Ltd. (the "Acquiree"), an Ontario corporation.

                                    RECITALS


A. The Principal has entered into an option agreement (the "Option Agreement") with the Acquiree wherein in recognition of his service to the Acquiree the Principal may subscribe, for a subscription price in the aggregate of Ten Thousand Dollars ($10,000), for sufficient common shares in the capital of the Acquiree so that after the exercise of the Option, Scozul and the Principal collectively would have, in the aggregate, 40% of the fair value of all shareholder indebtedness, Class B preference shares and common shares in the capital of the Acquiree;

B. Immediately prior to the Closing Date the Acquiree borrowed the sum of $708,307.91 to pay to Innovation Ontario Corporation ("Innovation Ontario") the sum of $708,307.91, being the balance owing under a promissory note in the principal amount of Eight Hundred Thousand Dollars ($800,000) dated October 8, 1997, made by the Acquiree in favour of Innovation Ontario, to effect the purchase of all of the Class A preference shares issued by the Acquiree in favour of Innovation Ontario with ACT as guarantor of such loan;

C. The Acquiree is authorized to issue an unlimited number of Class A Preference Shares, an unlimited number of Class B Preference Shares and an unlimited number of common shares;

D. As at the date hereof the holders of all of the issued and outstanding shares in the capital of the Acquiree together with the number and class of shares issued to such holders are set out below:

                  Holder                     Acquiree Shares
                  ------                     ---------------

                  Drummer                    10 Common
                                             150,000 Class B preference

                  Morstar                    10 Common
                                             195,000 Class B preference

                  Scozul                     10 Common
                                             138,000 Class B preference

E. As at the date hereof the Acquiree is indebted to the Sellers as follows:




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                  Seller                     Debt
                  ------                     ----

                  Drummer                    $75,000

                  Morstar                    $120,000

F. Subject to the conditions set forth in this Agreement, the Sellers have agreed to cause the Acquiree to declare on the Closing Date a twenty percent (20%) stock dividend to the common shareholders in the form of two (2) new common shares to each of the Sellers such that after the declaration of such dividend the total number of common shares issued to each of Drummer, Morstar, and Scozul shall be twelve (12).

G. The Sellers will cause articles of amendment to be filed in respect of the Acquiree on the Closing Date to cause a stock split of one hundred thousand (100,000) common shares to be issued for each one (1) common share such that after the articles of amendment are filed each of Drummer, Morstar and Scozul will be the registered owner of one million two hundred thousand (1,200,000) common shares.

H. ACTsub is authorized to issue an unlimited number of common shares, an unlimited number of class A exchangeable shares and class B exchangeable shares each of which exchangeable shares are exchangeable for common shares of ACT with demand registration rights as provided herein (the "ACT Shares"). The class A exchangeable shares and the class B exchangeable shares hereinafter referred to as the "Class A Exchangeable Shares" and the "Class B Exchangeable Shares".

I. On the Closing Date, ACTsub shall purchase from the Sellers all of the issued and outstanding shares in the capital of the Acquiree owned by Drummer and Morstar, all of the debt owed by the Acquiree to Drummer and Morstar and 2,400 Class B shares and 924,632 common shares in the capital of the Acquiree owned by Scozul and shall satisfy the purchase price by issuing Class A Exchangeable Shares for the common shares purchased and Class B Exchangeable Shares for the Class B shares and debt purchased.

J. ACT has agreed with ACTsub, the Sellers and the Acquiree to enter into a Exchange and Voting Trust Agreement whereby, inter alia, ACT agrees to cause ACT Shares to be issued upon the redemption of the Exchangeable Shares;

K. The Sellers have agreed to grant to ACT certain call rights in the Exchangeable Shares pursuant to a call agreement.

     NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

                                    ARTICLE I
                        REORGANIZATION AND SHARE PURCHASE

1.1 Reorganization and Share Purchase. On the Closing Date, as defined hereinafter in Section 4.1, the Sellers, the Principal, ACTsub and ACT shall cause the following steps to occur to effect the acquisition by ACTsub of

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certain of the issued and outstanding  shares in the capital of the Acquiree and certain debt owed by the Acquiree to Drummer and Morstar:

1.1.1 The Acquiree shall cause a common share stock dividend to be declared and paid to each of Drummer, Morstar and Scozul in the form of two (2) common shares such that after the declaration of such dividend twelve (12) common shares will be issued and outstanding in favour of each shareholder. The Acquiree shall cause its directors to declare that the amount of the dividend (for purposes of the Income Tax Act (Canada) (the "ITA") shall be Eight Hundred Sixteen Thousand Dollars ($816,000), and shall add such amount to the stated capital account of the common shares of Acquiree in respect of the issuance of the six (6) common shares of Acquiree.

1.1.2 Articles of amendment in respect of the Acquiree shall be filed causing each one common share in the capital of the Acquiree to be converted into 100,000 common shares such that following the filing of the articles of amendment, one million, two hundred thousand (1,200,000) common shares in the capital of the Acquiree will be issued and outstanding in favour of each of Drummer, Morstar and Scozul.

1.1.3 Each of the Sellers shall sell and ACTsub shall purchase the following shares (the "Sellers' Shares") in the capital of the Acquiree and the following debt (the "Debt") owed to each of Morstar and Drummer by the Acquiree:



              Name            Common            Class B            Debt
                              Shares            Preference
                                                Shares


              Drummer         1,200,000          150,000           $  75,000
              Morstar         1,200,000          195,000            $120,000
              Scozul            924,632            2,400


An aggregate purchase price of Five Million, Two Hundred Eighty Thousand Dollars ($5,280,000) shall be attributed as to One Dollar ($1) for each Class B shares and $1.425 per common share and One Dollar ($1) for each One Dollar ($1) of debt purchased. The purchase price shall be satisfied by the issuance to Drummer of Thirty-one Thousand Four Hundred and Twelve (31,412) Class B Exchangeable Shares for One Hundred Fifty Thousand (150,000) Class B shares, Nineteen Thousand, Seven Hundred and Six (19,706) Class B Exchangeable Shares for One Hundred Fifty Thousand Dollars ($150,000) of Debt and Three Hundred Fifty-eight Thousand and Ninety-eight (358,098) Class A Exchangable Shares for One Million, Two Hundred Thousand (1,200,000) common shares, the issuance to Morstar of Forty Thousand, Eight Hundred and Thirty-six (40,836) Class B Exchangeable Shares for One Hundred Ninety-five Thousand (195,000) Class B Shares, Twenty-five Thousand, One Hundred Thirty (25,130) Class B Exchangeable Shares for One Hundred Ninety-five Thousand Dollars ($195,000) of Debt and Three Hundred Fifty-eight Thousand, Ninety-eight (358,098) Class A Exchangeable Shares for One Million, Two Hundred Thousand (1,200,000) common shares and the issuance to Scozul of Five Hundred and Three (503) Class B Exchangeable Shares for Two Thousand, Four Hundred
(2,400)  Class B Shares and Two  Hundred  Seventy-five  Thousand,  Nine  Hundred


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Twenty-five  (275,925) Class A Exchangeable  Shares for Nine Hundred Twenty-four
Thousand, Six Hundred Thirty-two (924,632) common shares.

Each of the Sellers shall elect jointly with ACTsub pursuant to the provisions of section 85 of the ITA, by completing and filing Form T2057 as prescribed under the ITA, that for tax purposes only, the proceeds of disposition received by the Seller and the cost to the Purchaser of the shares and Debt of the Acquiree so purchased shall be an amount determined by each Seller provided such amount does not exceed the fair market value of the shares and Debt of the Acquiree so purchased as at the Effective Time. Each of the Sellers and ACTsub shall, on the Closing Date, execute Form T2057 substantially in the form set forth in Schedule 1.1.4 annexed hereto. ACTsub shall file such form T2057 in respect of each Seller forthwith after the Closing Date and shall provide proof of delivery to Sellers. ACTsub shall cause its directors to add to the stated capital account of the Class A Exchangeable Shares the sum of One Million One Hundred Thirty Eight Thousand Four Hundred Eighty-one Dollars ($1,138,481) in respect of the issuance of the Nine Hundred Ninety-two Thousand, One Hundred Twenty-one (992,121) Class A Exchangeable Shares, and shall cause its directors to add to the stated capital account of the Class B Exchangeable Shares the sum of five hundred forty two thousand four hundred dollars ($542,400) in respect of the issuance of the Seventy-two Thousand, Seven Hundred Fifty-two (72,752) Class B Exchangeable Shares.

1.1.4 ACTsub shall subscribe for 195,000 Class B Shares in the capital of the Acquiree and shall satisfy the subscription price for such shares by offsetting against the subscription price $195,000 of the debt purchased by ACTsub pursuant to Section 1.1.4 above.

1.1.5 The Principal shall exchange the Option Agreement for a new option agreement with the Acquiree (the "New Option Agreement") in the form set forth as Schedule 1.1.6 annexed hereto.

1.2 Voting and Exchange Trust Agreement. On the Closing Date, ACT, ACTsub and the Acquiree, the Sellers, the Principal and Montreal Trust Company of Canada shall execute and deliver a voting and exchange trust agreement (the "Exchange Agreement") in substantially the form set forth as Schedule 1.2 annexed hereto.

1.3 Support Agreement. On the Closing Date, ACT and ACTsub shall execute and deliver the support agreement (the "Support Agreement") substantially in the form set forth as Schedule 1.3 annexed hereto.

1.4 Call Option. On the Closing Date, each of the Sellers, ACT and ACTsub shall enter into a call agreement (the "Call Agreement") substantially in the form set forth as Schedule 1.4 annexed hereto.

1.5 Shareholders' Agreement. Scozul, the Principal, ACT, ACTsub and the Acquiree shall, on the Closing Date, enter into a shareholders' agreement (the "Shareholders' Agreement") substantially in the form set forth as Schedule 1.5 annexed hereto.

1.6 Consents and Approvals. The Acquiree, the Sellers, ACT, ACTsub and the Principal shall each use all reasonable efforts to obtain all approvals and shall make all filings required in connection with the authorization, execution


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

and delivery of this Agreement and the consummation of the transactions contemplated herein.

                                   ARTICLE II
               REPRESENTATIONS OF SELLERS, ACQUIREE AND PRINCIPAL

     The Sellers, the Acquiree and the Principal hereby represent and warrant, jointly and severally, to ACT and ACTsub that, effective this date and the Closing Date, the representations listed below are true and correct:

2.1 Title to Acquiree Shares and Debt. Each Seller is the beneficial and owner of record of the issued and outstanding shares in the capital of the Acquiree and the Debt set forth opposite such Seller's name in Section 1.1.4. All such Sellers' Shares and the Debt are free from claims, liens or other encumbrances ("Liens") and each Seller has the unqualified right to transfer and dispose of such shares and Debt. The Sellers' Shares are not subject to any voting trust agreement, contract agreement, commitment or understanding restricting or otherwise relating to voting, dividend rights or the disposition of the Sellers' Shares except as provided for in the Exchange Agreement.

2.2 Financial Statements. Acquiree has previously furnished to ACT unaudited financial statements for the fiscal years dated September 30, 1995, 1996, 1997 and for the interim period ended March 31, 1998, all attached hereto as Schedule
2.2 (collectively the "Financial Statements"). The Financial Statements are correct and complete and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The Financial Statements present fairly the operations of Acquiree for the respective periods indicated in said statements of income and retained earnings and, in the case of each such interim statement, is subject to year-end adjustments consistent with past practice.

2.3 Litigation. There are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of Acquiree) pending or threatened against or affecting Acquiree, at law, or in equity or admiralty, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau agency or instrumentality, domestic or foreign, in excess of Five Thousand Dollars ($5,000.00) in any one case, or Ten Thousand Dollars ($10,000.00) in the aggregate, or which may result in any material adverse change aside from the monetary adverse judgment or liability in the business, operations, properties or assets or in the condition, financial or otherwise, of Acquiree. To the best of Sellers' knowledge, Acquiree is not in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

2.4 Compliance with Laws. Acquiree has complied in all material respects with all laws, regulations and judicial or administrative tribunal orders applicable to its business except as set out in Schedule 2.4 annexed hereto.

2.5 Taxes. The Acquiree has duly filed within the times and within the manner prescribed by law, all federal, provincial, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, such Acquiree. Such returns and reports reflect accurately all liability for taxes for the Acquiree for the periods covered thereby. All federal, provincial, local


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

and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes, assessments and re-assessments (including interest, dues, fines, and penalties) payable by, or due from, the Acquiree have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Acquiree. To the best knowledge, information and belief of the Sellers and the Principal, no audit of any tax return of the Acquiree is currently in progress. There are no outstanding agreements or waivers extending the statutory period providing for an extension of time with respect to the assessment or re-assessment of income tax or the filing of any tax return by, or any payment of any tax by, or levying of any government charge against, the Acquiree. To the best knowledge, information and belief of the Sellers and the Principal, there are no actions, audits, assessments, re-assessments, suits, proceedings, investigations or claims now threatened or pending against the Acquiree in respect of taxes or governmental charges or any matters under discussion with any governmental authority relating to taxes or governmental charges asserted by any such authority. The Acquiree has withheld for each payment made by it the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper taxing or other authority within the time prescribed under any applicable legislation or regulation

2.6 Absence of Changes of Events. Since the date of the balance sheet, September 30, 1997 (the "Balance Sheet Date") there has not occurred:

     (a) any material and adverse change in the financial condition or operations of Acquiree;

     (b) any damage, destruction or loss to or of any of the material assets or properties owned or leased by Acquiree;

     (c) the creation or attachment of any lien against any of the currently issued and distributed stock of Acquiree;

     (d) any waiver, release, discharge, transfer or cancellation by Acquiree of any rights or claims of material value;

     (e) any issuance by Acquiree of any securities (including all debt or equity securities) or any merger or consolidation of Acquiree with any other person or any acquisition by Acquiree of the business of any other person;

     (f) any incurrence, assumption or guarantee by Acquiree of any indebtedness or liability other than in the ordinary course of business except with regard to the borrowing (the "IOC Borrowing") in connection with the redemption of the Class A preference shares in the capital of the Acquiree issued in favour of IOC, as contemplated by Recital B;

     (g) any declaration, setting aside or payment by Acquiree of any dividends on, or any other distribution with respect to, any capital stock of Acquiree or any repurchase, redemption or other acquisition of any capital stock of Acquiree other than the IOC Borrowing and the stock dividend contemplated by Section 1.1.1; or



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

     (h) Except for those given in the ordinary course of the business of Acquiree (i) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of Acquiree, or (ii) any increase in the compensation payable or to become payable to any employee of Acquiree.

2.7 No Violation. Except as set forth in the documents listed, referred to in Schedules hereto, the execution and carrying out of this Agreement will not conflict with, or result in any breach of any of the terms, or create a charge or encumbrance upon any of the properties or assets, or outstanding stock of Acquiree pursuant to any corporate charter, bylaw, indenture, mortgage or lease to which Acquiree or any of its stockholders is a party or by which it's bound. To the best knowledge of the Sellers, the Principal and Acquiree, the execution and carrying out of this Agreement will not violate any provision of Canadian law.

2.8 Accuracy of Information. To the best knowledge of either of the Sellers, the Principal and the Acquiree, none of the written information and documents which have been or will be furnished by Acquiree or by any representatives of Acquiree to ACT or any of the representatives of ACT in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the best of its knowledge, Acquiree has disclosed to ACT all material information relating to Acquiree and its activities as currently conducted.

2.9 Capital Stock. The Acquiree is authorized to issue an unlimited number of Class A Preference Shares, an unlimited number of Class B Preference Shares and an unlimited number of common shares immediately following the declaration of the stock dividend and stock split referred to in Sections 1.1.2 and 1.1.3 hereof of which three million six hundred thousand (3,600,000) common shares and four hundred eighty three thousand (483,000) Class B Preference Shares are issued and outstanding. All outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. Other than as contemplated by this Agreement, there are no outstanding convertible securities, warrants, options or commitments of any nature that may cause authorized but unissued shares to be issued to any person.

2.10 Organization and Good Standing. Acquiree and each of the Sellers is a corporation duly organized, validly existing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own its properties and to carry on its business as now conducted. Each jurisdiction in which the Acquiree and each Seller carries on business is set forth in Schedule 2.10.

2.11 Enforceable Agreement. Each of the Sellers and the Acquiree have the power and capacity to execute and deliver this Agreement, to perform each of their obligations and to consummate the transactions contemplated hereby. Each of the Sellers and the Principal agree that this Agreement constitutes a valid and binding obligation enforceable against him or it, as applicable, in accordance with its terms.



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2.12 Officers and Directors.  The present officers and directors of Acquiree are as follows:

                  Officers:     President               -  James D. Scott
                                Secretary/Treasurer     -  J. Arthur Jobin


                  Directors:    James D. Scott
                                O. Bruce Harris
                                J. Arthur Jobin


2.13 Other Agreements. Acquiree is not a party to any material agreement (written or verbal) except (1) as disclosed in this Agreement, (2) orders in normal quantities for use in Acquiree's business, and (3) as set forth in
Schedule 2.13. All such agreements are in full force and effect and not in default.

2.14 Insurance Policies. Acquiree has delivered to ACT true, correct and complete copies of all policies of fire, liability and other forms of insurance now in force with respect to Acquiree and its assets, as listed in Schedule
2.14. All premiums have been paid and all such policies are in effect and will remain in effect through the Closing Date. Acquiree shall amend such policies to add ACT as an additional insured.

2.15 Relationship with Competitors. None of the Sellers nor the Principal owns or has a material beneficial interest and has not owned or had a beneficial interest within the past three (3) years, directly or indirectly, in any corporation, firm, association, partnership or proprietorship that (1) is similar to or a competitor of Acquiree, (2) is a customer or supplier of Acquiree, or (3) has any existing contractual relationship with Acquiree other than Harris Chevrolet Oldsmobile which is a customer of the Acquiree and International Seating and Decor Ltd. Each of Harris Chevrolet Oldsmobile and International Seating and Decor Ltd. deal with the Acquiree on terms which are comparable to the terms upon which arm's length parties deal with the Acquiree.

2.16 Employee Benefit Matters. Schedule 2.16 sets forth a complete and correct list of employees of the Acquiree, their respective salaries, date of commencement of employment, vacation entitlement, level of pension contributions and company car entitlement, if any. Complete and correct copies of all employment, consulting, engagement or retainer agreements, if any, for the provision of services to the Acquiree have been made available to ACT in addition to all documents describing the amount, entitlement to and rules governing any insurance, pension plan, sick pay, maternity leave and company car policy of the Acquiree. There are no defined benefit pension plans, bonus plans, profit sharing or retirement or other benefit plans operated by the Acquiree. There are no negotiations, demands or proposals which are pending or threatened or which have been made since the Balance Sheet Date which concern matters now covered, or that would be covered, by the foregoing types of agreement, arrangement, plan or policy. Except as described in Schedule 2.16 the Acquiree has not made any contracts with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements and, except as set out in
Schedule  2.16 none of the Sellers,  the  Principal nor the Acquiree is aware of


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

any current attempts to organize or establish any labour union or employee association with respect to any employees of the Acquiree, nor is there any certification of any such union with regard to a bargaining unit.

2.17 Brokers, Finders. No finder, broker, agent or other intermediary, acting on behalf of any of the Sellers or the Acquiree, is entitled to a commission, fee or other compensation.

2.18 Environmental Issues.

     (a) Except as described in Schedule 2.18, the Acquiree has been and is in compliance with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency ("Environmental Laws") relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances ("Hazardous Substances");

     (b) The Acquiree has obtained all licenses, permits, approvals, consents, certificates, registrations and other authorizations under Environmental Laws (the "Environmental Permits") required for the operation of the business, all of which are described in Schedule
          2.18. Each Environmental Permit is valid, subsisting and in good standing and the Acquiree is not in default or breach of any Environmental Permit and no proceeding is pending or threatened, to revoke or limit any Environmental Permit;

     (c) The Acquiree has not used or permitted to be used, except in compliance with all Environmental Laws, any of its property (including leased property) or facilities or any property or factuality that is previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

     (d) The Acquiree has never received any notice of, nor been prosecuted for an offense alleging, non-compliance with any Environmental Laws, and none of the Sellers, the Principal nor the Acquiree has settled any allegations on non-compliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the business or any property of the Acquiree, nor has the Acquiree received notice of any of the same;

     (e) Except as disclosed in Schedule 2.18, there are no pending or proposed changes to Environmental Laws that would render illegal or restrict the manufacture or sale of any product manufactured or sold or service provided by the Acquiree;

     (f) The Acquiree has not caused or permitted, nor does it have any knowledge of, the release, in any manner whatsoever, of any Hazardous Substance on or from any of its properties (including any of the leased property) or assets or any property or facility that it previously owned or leased, or any such release on or from a facility owned or operated by third parties but with respect to which the Acquiree is or may reasonably be alleged to have liability. All
          Hazardous Substances and all other wastes and other material and substances used in whole or in part by the Acquiree or resulting from its business have been disposed of, treated and stored in compliance with all Environmental Laws. Schedule 2.18 identifies all of the locations where Hazardous Substances used in whole or in part by the Acquiree have been or are being stored or disposed of;

     (g) the Acquiree has not received any notice that it is potentially responsible for a federal, provincial, municipal or local clean-up site or corrective action under any Environmental Laws. The Acquiree has not received any request for information in connection with any federal, provincial, municipal or local inquires at to disposal sites; and

     (h) The Acquiree has delivered to ACT a true and complete copy of all environmental audits, evaluations, assessments, studies or tests relating to the Acquiree of which it is aware.


2.19 Liabilities. The Acquiree does not have any outstanding liabilities, contingent or otherwise, other than liabilities disclosed in the Financial Statements for the last completed fiscal year and trade or business obligations subsequently incurred in the ordinary course of business none of which has been materially adverse to the nature, results of operations, assets or financial condition of, or manner of conducting the business of the Acquiree.

2.20 Customer Relations. During the three (3) years ending on the date of this Agreement, there has been no material adverse change in the basis or terms (apart from normal price changes) upon which any person or entity is prepared to enter into contracts or do business with the Acquiree and no such change is anticipated. There has not been, and to the best knowledge, information and belief of the Sellers and the Principal there will not be, any adverse change in relations with customers as a result of any announcement of the transactions contemplated by this Agreement. Attached hereto as Schedule 2.20 is a list by dollar amount of sales of the ten (10) largest customers of the Acquiree for the three (3) preceding financial years.

2.21 Intellectual Property. Attached hereto as Schedule 2.21 is a complete and accurate list of all trade marks, trade names, business names, patents, inventions, know-how, copyrights, service marks, brand names, industrial designs and all other industrial or intellectual property owned or used by the Acquiree in carrying on its business and all applications therefor and all goodwill connected therewith, including, without limitation, all licenses, registered user agreements and all like rights used by or granted to the Acquiree and all right to register or otherwise apply for the protection of any of the forgoing (collectively, the "Intellectual Property"). Schedule 2.21 also includes complete and accurate particulars of all registrations or applications for registration of the Intellectual Property. The Intellectual Property comprises all trade marks, trade names, business names, patents, inventions, know-how, copyrights, service marks, brand marks, industrial designs and all other industrial or intellectual property necessary to conduct the business of the Acquiree. The Acquiree is the beneficial owner of the Intellectual Property, free and clear of all Liens and is not a party to or bound by any contract or other obligations whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property. No person has been granted any interest in or right to use all or any portion of the Intellectual Property. None of the Sellers nor the Principal is aware of a claim of any infringement or breach of any industrial or intellectual property rights of any other person, and none of the Sellers, the Principal nor the Acquiree, after due inquiry, has any knowledge of any infringement or violation of any of their rights or the rights of the Acquiree in the Intellectual Property. The conduct of the business of the Acquiree does not infringe upon the patents, trade marks, licenses, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other person. None of the Sellers, the Principal nor the Acquiree is aware of any state of facts that casts doubt on the validity or enforceability of any of the Intellectual Property.

2.22 Title to Personal and Other Property. Except as disclosed in Schedule 2.22 attached hereto, at the Closing the Acquiree shall own, possess and have a good and marketable title, free and clear of all liens to all its properties and assets used in connection with its business, including without limitation the assets reflected on the balance sheet forming part of the Financial Statements for the last completed fiscal year. The uses to which the properties held by the Acquiree have been put are not in breach of any statute, by-law, ordinances, regulations, governmental restriction or official plan, municipal or otherwise.

2.23 Real Property. The Acquiree is not the owner of or under any agreement to own real property other than the real property listed on Schedule 2.23 hereof (the "Real Property"). The Acquiree has the exclusive right to possess, use and occupy, and has good and marketable title in fee simple to, all the Real Property, free and clear of all Liens, easements or other restrictions of any kind other than Permitted Liens as set out in Schedule 2.23 hereof. All buildings, structures, improvements and appurtenances situated on the Real Property are in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are currently being used and the Acquiree has adequate rights of ingress and egress for the operation of the business of the Acquiree in the ordinary course. None of such buildings, structures, improvements or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, provincial or municipal law, ordinance, rule or regulation, or encroaches on or any property owned by others. Without limitation the generality of the foregoing:

     (a) save and except for the fact that the employee parking lot at plant #1 is not paved as required by City of Windsor by-laws, the Real Property, the current uses thereof and the conduct of the business of the Acquiree comply with all regulations, statutes, enactments, laws and by-laws including, without limitation, those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire and public health and safety and environmental laws;

     (b) no alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed to or in respect of the Real Property, or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any municipal, provincial or other competent authority, which alteration, repair, improvement or other work has not been completed, and the Acquiree knows of no written notification having been given to it of any such outstanding work being ordered, directed or requested, other than those that have been complied with;

     (c) all accounts for work and services performed and materials placed or furnished upon or in respect of the Real Property at the request of the Acquiree have been fully paid and satisfied, and no person is entitled to claim a Lien under the Construction Lien Act (Ontario) against the Real Property, or any part thereof, other than current accounts in respect of which the payment due date has not yet passed;

     (d) there is nothing owing in respect of the Real Property by the Acquiree to any municipal corporation or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed;

     (e) no part of the Real Property has been taken or expropriated by any federal, provincial, municipal or other competent authority nor has any notice or proceeding in respect thereof been given or commenced;

     (f)  the  Permitted  Liens   constitute  all  of  the  Liens,   agreements,
          indentures and other matters that affect the Real Property;

     (g) the Real Property (including all buildings, improvements and fixtures) is fit for its present use, and there are no material or structural repairs or replacements that are necessary or advisable and, without limiting the foregoing, there are no repairs to, or replacements of, the roof or the mechanical, electrical, heating, ventilating, air-conditioning, plumbing or drainage equipment or systems that are necessary or advisable, and none of the Real Property is currently undergoing any alteration or renovation nor is any such alteration or renovation contemplated; and

     (h) the Real Property is fully serviced and has suitable access to public roads, and there are no outstanding levies, charges or fees assessed against the Real Property by any public authority (including development or improvement levies, charges or fees).

2.24 Residency. None of the Sellers is a "non-resident" of Canada within the meaning of the Income Tax Act (Canada).

2.25 Year 2000 Compliance. The Acquiree and the Principal have reviewed, together with consultants with expertise in the field, all internal hardware and software configurations and external third party, customer and vendor software and interfaces to assess the risks related to such hardware and software in respect of Year 2000 Compliance. The Acquiree and the Principal have established Year 2000 Compliance as a business priority, have established a budget and allocated sufficient human and financial resources to implement the recommendation of such consultants as well and their internal reviews to achieve Year 2000 Compliance. The Principal and the Sellers have no reason to believe that the Acquiree will not be Year 2000 Compliant by June of 1999. For the purposes of this Section, "Year 2000 Compliance" means the successful operation prior to, during and after calendar year 2000 A.D. without error relating to date data, the successful management and manipulation of data involving dates, including single century formulas and multi-century formulas, and the obtaining of correct results for date calculations that are both chronologically earlier and later than June 30, 1999, in date calculations that involve more than one century and in date calculations using the date September 9, 1999 (i.e. 9/9/99), of the computer hardware and software discussed in this Section 2.25 provided, that all date data imputed for use with such computer software and hardware is accurate and in appropriate format.

2.26 No Loans to Directors. Other than as described on the balance sheet of the Acquiree dated March 31, 1998, the Acquiree has no loan or indebtedness outstanding (other than the normal salaries, bonuses, fringe benefits and obligation to reimburse for expenses incurred on behalf of the Acquiree in the normal course of employment) which has been made to or incurred by any director, officer, shareholder or employee, to any former director, officer, shareholder or employee of the Acquiree or to any Person not dealing at arms length (as such term is construed under the Income Tax Act (Canada) with any of the foregoing.

2.27 ACT's Right to Rescind. ACT shall have the right to rescind this Agreement by notice to the Sellers if prior to the Closing Date it appears that any of the representations and warranties set out in this Section 2 or elsewhere in this Agreement (the "Warranties") is not or was not true and accurate in all material respects or if any act or event occurs which, had it occurred on or before the date of this Agreement, would have constituted a breach of any of the Warranties or if there is any material breach or non fulfillment of any of the Warranties which (being capable of remedy) is not remedied prior to the Closing Date. Any right of ACT to rescind this Agreement pursuant to the specific provisions of this Section 2.27 shall be without prejudice to any other rights or claims which ACT might have against any other party for breach of this Agreement.

2.28 True and Correct. Each Schedule and each document attached to or listed in the Schedules is true, correct and complete. No representation or warranty by Sellers or the Principal in this Agreement or any Schedule or any agreement or certificate referred to in this Agreement contains any untrue statement of a material fact or any omission of a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

                                   ARTICLE III
                        REPRESENTATIONS OF ACT AND ACTSUB

     ACT and ACTsub hereby represent and warrant, jointly and severally to the Sellers and the Principal that, effective this date and the Closing Date, the representations listed below are true and correct.

3.1 Organization, Good Standing. ACT is duly organized, validly existing and in good standing under the State of Missouri and under the laws of each jurisdiction where qualification is required, except for jurisdictions where such failure to so qualify or be in good standing would have no material adverse effect. ACTsub is duly organized and validly subsisting under the laws of the Province of Ontario and under the laws of each jurisdiction where qualification is required, except for jurisdictions where such failure to so qualify or be in good standing would have no material adverse effect.

3.2 Execution, Delivery and Performance of Agreement; No Conflict; Authorization. Each of ACT and ACTsub has full power and authority to carry out the transactions contemplated by this Agreement and the execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of each of ACT and ACTsub by all necessary corporate action and will not result in any breach of or violate or constitute a default under its Certificate of Incorporation or Bylaws and other governing documents of ACT or ACTsub, or any statutes, laws or regulations or indenture, mortgage or other agreement or instrument, or any order, judgment or decree to which they are a party, or may be subject.

3.3 Title to ACT Shares. ACT Shares, deliverable pursuant to the redemption of the Exchangeable Shares, shall be validly issued and outstanding as fully paid and non assessable free and clear of all liens and encumbrances resulting from any action or inaction of ACT.

3.4 Capital Stock. ACT is authorized to issue forty-five million (45,000,000) shares consisting of (a) forty million shares (40,000,000) designated as common stock, $.001 par value, of which are twenty-eight million, seven hundred fifty-five thousand, three hundred eighty-seven (28,755,387) as at June 29, 1998 are validly issued and outstanding and (b) five million (5,000,000) designated as preferred stock, of which seven thousand and one shares (7,001) are validly issued and outstanding. ACTsub is authorized to issue an unlimited number of common shares, an unlimited number of Class A Exchangeable Shares and an unlimited number of Class B Exchangeable Shares of which 1,000 common shares are issued and outstanding as fully paid and non-assessable.

3.5 Financial Statements. Annexed hereto as Schedule 3.5 are the audited financial statements of ACT dated December 31, 1997. The financial statements in
Schedule 3.5 have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The financial statements present fairly the consolidated financial position of ACT as of the respective dates of said balance sheets and the consolidated results of its operations for the respective periods indicated in said consolidated statements of income and retained earnings and cash flow.

3.6 Litigation. Other than as set out as Schedule 3.6, there are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of ACT of ACTsub) or, to the best of ACT's knowledge, pending or threatened, against or affecting ACT or ACTsub at law or in equity, or admiralty, or before or by any federal, state, municipal or other governmental department, commission, board, bureau agency or instrumentality, domestic or foreign, which involve the likelihood of any adverse judgment of liability, not fully covered by insurance, in excess of Five Thousand Dollars ($5,000.00) in any one case or Ten Thousand Dollars ($10,000.00) in the aggregate, or which may result in any material adverse change aside from the monetary adverse judgment or liability, in the business, operations, properties or assets or in the condition, financial or otherwise, of ACT or ACTsub. To the best of ACT's knowledge and to the best of ACTsub's knowledge, neither, ACT nor ACTsub is not in default with respect to any order, writ, injunction or decree of any court of federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.7 Compliance with Laws. Each of ACT and ACTsub has complied in all material respects with all laws, regulations and judicial or administrative tribunal orders applicable to its business of which they are aware.

3.8 Taxes. All state and local tax returns required to be filed by ACT have been duly filed. Federal income tax returns have been submitted to the IRS for all past fiscal years through the fiscal year ended in 1996. Extensions for state and federal returns for 1997 have been filed on a timely basis.

3.9 No Violation. The execution and carrying out of this Agreement will not conflict with, or result in any breach of any of the terms, or create a charge or encumbrance upon any of the properties or assets, or outstanding stock of ACT or ACTsub pursuant to any corporate charter, bylaw, indenture, mortgage or lease to which ACT or ACTsub or any of its stockholders is a party or by which it is bound. The execution and carrying out of this Agreement will not violate any provision of law.

3.10 Accuracy of Information. None of the written information and documents which have been or will be furnished by ACT or any representatives of ACT to Sellers or Principal or any of their representatives in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made.

3.11 Disclosure of Information. Each of ACT and ACTsub is fully aware of the condition and prospects, financial and otherwise, of the Acquiree, having been supplied with such financial and other data relating to the Acquiree as ACT and ACTsub considered necessary and advisable to enable it to form a decision concerning the purchase herein provided.

3.12 SECURITIES AND EXCHANGE COMMISSION.

3.12.1 ACT Documents. ACT has heretofore furnished, or made available, to Sellers a true and complete copy of all documents which it has filed with the Securities and Exchange Commission (the "Commission") for the past one (1) year period, including year ending December 31, 1997, together with any amendments or supplements thereto ("ACT Documents"). Except as disclosed in ACT Documents, no event has occurred or arisen prior to the date hereof that will require the filing of (i) a Current Report on Form 8-K after the date hereof, or (ii) any material amendment or supplement to any ACT Document. As of their respective dates, ACT Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, ACT Documents complied in all material respects with the applicable requirements of the Securities Act of 1993, as amended (the "Act"), as amended, and the Securities Exchange Act of 1934, (the "Exchange Act") as amended, and the rules and regulations promulgated under such statutes. The financial statements contained in ACT Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed through the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of ACT required to be stated therein, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of ACT at said dates and the consolidated results of operations and cash flows of ACT for the periods then ended. As at the date hereof, there has been no material change in the information set forth in the ACT Documents other than as set out therein.

3.13 True and Correct. The representations and warranties made herein above in this Section 3 will be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

3.14 No Broker. No Broker has been retained by ACT and there are no fees ("Broker's Fees") due and/or payable as a result of this Agreement.

                                   ARTICLE IV
                                  CLOSING DATE

4.1 Closing Date. The Closing Date herein referred to shall be such two (2) day period as the parties hereto may mutually agree upon but is expected to be during June 1998. All documents tendered shall remain in escrow.

                                    ARTICLE V
                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                          OF SELLERS AND THE PRINCIPAL

     All obligations of the Sellers and the Principal under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

5.1 Representations and Warranties. The representations and warranties by ACT and ACTsub contained in this Agreement or in any certificate or document delivered to Sellers and the Principal pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

5.2 Performance of Agreement. ACT shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing in accordance with the terms hereof.

5.3 Instruments and Documents. All instruments and documents delivered to Sellers and the Principal pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Sellers and the Principal.

5.4 No Adverse Proceeding. No action shall have been instituted and remain pending before a court or other government entity:

     (a) for the purpose of enjoining or preventing the consummation of this Agreement or any of the transactions contemplated hereby; or

     (b)  which  claims  that  this  Agreement,   such   transactions  or  their
          consummation, is illegal.

5.5 Personal Guarantees. The personal guarantees of the Principal, Bruce Harris and Art Jobin of the obligations of the Acquiree made in favour of the banker of the Acquiree and General Motors Acceptance Corporation Canada, Limited shall have been released provided that in respect of the guarantees given to General Motors Acceptance Corporation Canada, Limited (the "GMAC Guarantees"), if such release is not obtained as of the Closing Date, ACT and ACTsub shall indemnify the Principal, Bruce Harris and Art Jobin, in accordance with the provisions of
Section 9.3 hereof and will use reasonable commercial efforts to obtain such release as soon as possible after the Closing Date.

5.6 Opinions. An opinion of counsel to ACT and ACTsub shall have been delivered in a form satisfactory to counsel for Sellers and the Principal acting reasonably.

5.7 Guarantee of Lease. ACT and ACTsub shall have delivered to the Principal an indemnity agreement in the form set forth as Schedule 5.8 hereto in respect of the guarantee of the Principal relating to the obligations of the Acquiree pursuant to certain leases set out in Schedule 2.13.

                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ACT

     All obligations of ACT under this Agreement are subject to the fulfillment, prior to, or as of the Closing Date, of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties by Sellers, the Principal and ACT contained in this Agreement or in any certificate or document delivered to ACT pursuant to the provisions hereof shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

6.2 Resignations. ACT has received the resignations of all of the present officers and directors of Acquiree other than James Scott, subject however, to the requirement that the resignations of such present officers and directors, shall take effect only at such time following the Closing.

6.3 No Adverse Legislation. No legislation (whether by statute, regulation, by-law or otherwise) shall have been enacted or introduced which, in the reasonable opinion of ACT, adversely affects or may adversely affect the operations and business of the Corporation.

6.4 Performance of Agreement. Acquiree, Sellers and the Principal shall have performed and complied with all other covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

6.5 Closing Documents and Proceedings. All documents relating to the due authorization and completion of the transaction contemplated hereby and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Sellers and the Principal of their obligations under this Agreement shall be satisfactory to ACT and its counsel and ACT shall have received copies of all such documents or other evidence as it may reasonably request in form and substance satisfactory to ACT and its counsel.

6.6 Refinancing. Acquiree shall have, prior to Closing either (a) executed and delivered any and all the necessary documentation, votes or other record filings which may be required to close on the refinancing of its current outstanding debt so as to remove any impediments to the transaction contemplated hereunder or (b) obtained the prior written consent of the Acquiree's current Lender to the transaction contemplated hereunder.

6.7 Consents to Assignment. All consents or approvals from or notifications to any landlord, lessor or third person required under the terms of any agreement, lease or other commitment entered into by the Acquiree shall have been duly obtained or given, as the case may be, before the Closing Date.

6.8 Governmental and Administrative Approvals. All governmental administrative consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by the Agreement shall have been received.

6.9 Employee Arrangements. The Acquiree shall have made employment arrangements satisfactory to ACT with key management of the Acquiree designated by ACT and shall have entered into a performance bonus arrangement with James Scott.

6.10 Management Fees. Acquiree and Sellers agree that Acquiree shall pay to ACT a management fee on a yearly basis of one percent (1%) of Acquiree's gross sales revenue. Such management fee shall be payable by Acquiree in twelve (12) monthly payments of equal amounts based upon the then previous year's gross sales revenues, (for example, 1998 management fees will be based upon 1997 sales revenues). Notwithstanding the foregoing, the management fee in respect of 1998 shall be one half of one percent (.5%) of the Acquiree's gross sales revenue and shall be pro rated for the period from the Closing Date to December 31, 1998.

6.11 Opinion. An opinion of counsel to Sellers and Principal shall have been delivered in a form satisfactory to counsel for ACT and ACTsub acting reasonably.

                                   ARTICLE VII
                              DOCUMENTS AT CLOSING

7.1 Further Assurances. Sellers, the Principal and the Acquiree will deliver or cause to be delivered to ACT and ACTsub such instruments and documents as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement. ACT and ACTsub will deliver or cause to be delivered to Seller, the Principal and the Acquiree such instruments and documents as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

                                  ARTICLE VIII
                               REGISTRATION RIGHTS

8.1 Registration Statement. ACT agrees that it will prepare and file with the Commission, a registration statement ("Registration Statement"), with respect to the restricted common stock to be issued pursuant to the Support Agreement, the Call Agreement or the Shareholders' Agreement ("Registerable Securities"). ACT shall use its best efforts to cause the Registration Statement to become effective as soon as possible and in any event not later than nine (9) months after the Closing Date only for the o ACT Shares issued in payment of the Purchase Price which Sellers will receive upon exchange of Class A and Class B Exchangeable Shares. ACT will give prompt notice (in any event, within three (3) business days of the receipt of notice of any exercise of demand registration rights from any person) to the Sellers of its intention to effect such a registration and will include in such registration all the Registerable Securities with respect to which ACT receives a written request for inclusion, if such request is received within fifteen (15) days after receipt of ACT's notice. ACT shall prepare and file with the Commission such amendments and supplements to the Registration Statement, including post-effective amendments and the prospectus used in connection therewith, that may be necessary to keep such Registration Statement effective for a period of not less than nine (9) months and to comply with the provisions of the Act.

8.1.1 ACT shall use its best efforts to cause all securities registered pursuant to the Registration Statement to be listed on the Nasdaq National Market System or alternatively on the Nasdaq Small Cap Market.

8.1.2 In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in the Registration Statement, ACT will use its best efforts to promptly obtain the withdrawal of such order.

8.1.3 ACT shall bear all costs, fees and expenses involved in the preparation and filing of the Registration Statement, including, without limitation, accounting and auditing fees and expenses, and expenses in connection with state qualifications, filing fees, legal counsel fees and expenses and printing expenses. Sellers, however, shall pay all applicable transfer taxes and brokerage commissions as a result of any sale by the Sellers.

8.1.4 In the event that any of the Registerable Securities are sold by means of the Registration Statement, ACT agrees to indemnify and hold harmless the

Sellers and their assigns (an "Indemnified Person") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses, including, without limitation, reasonable legal fees (hereinafter referred to in the singular as a "Claim" and in the plural as "Claims") based upon, arising out of, or resulting from any untrue statement of a material fact contained in the Registration Statement or any failure to state therein a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading except to the extent that such Claim is based upon, arises out of, or results from information furnished to ACT in writing by Sellers for use in connection with the Registration Statement. Also, in that connection, Sellers agree to defend and indemnify and hold harmless ACT, its officers and directors (ACT, its officers and directors and any such other persons being referred to collectively as "Indemnified Person") from and against any and all Claims based upon, arising out of, or resulting from any untrue statement of a material fact contained in the Registration Statement or any failure to state therein a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading to the extent that such Claim is based upon, arises out of, or results from information furnished to ACT in writing by Sellers for use in connection with the Registration Statement. The indemnification set forth herein shall be in addition to any liability which ACT or Sellers, respectively, may otherwise have to the Indemnified Person.

8.1.5 Within five (5) days after receiving written notice of any Claim in respect of which an Indemnified Person may seek indemnification under subsection
8.1.4 above, such Indemnified Person shall submit notice thereof to ACT or Sellers, as the case may be (sometimes referred to as an "Indemnifying Person"). The failure of the Indemnified Person to so notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of the Indemnifying Person to reduce such liability was adversely affected by such failure. The Indemnified Person and the Indemnifying Person shall cooperate with, and assist, one another in the defense of any Claim and any action, suit or proceeding arising in connection therewith; provided, however, that the Indemnifying Person shall have the right to investigate and defend any Claim and the Indemnified Person shall have the right to employ separate counsel and to participate in the defense of any Claim, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Person. No settlement of any Claim for indemnification under this Section shall be made without the consent of the Indemnifying Person.

8.2 Primary Registration. If the Registration Statement described in Section 8.1 is an underwritten primary registration on behalf of ACT, and the managing underwriters advise ACT in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range that is acceptable to ACT, ACT will include in such registration (a) first, the securities ACT proposes to sell and, (b) secondly, the Registerable Securities requested to be included in such registration, and the other securities requested to be included in such registration, on a pro rata basis.

8.3 Secondary  Registration.  If the Registration Statement described in Section
8.1 is an underwritten secondary registration on behalf of holders of ACT's securities and the managing underwriters advise ACT in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, ACT will include in such registration (a) first, on a pro rata basis, the securities requested to be included therein by the holders requesting such registration and the Registerable Securities requested to be included in such registration, and (b) second, other securities requested to be included in such registration.

8.4 Rule 144 Requirements. With a view to making available to the Sellers the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may, at any time, permit Sellers to sell securities of ACT to the public without registration, ACT agrees to use its best efforts to:

     (a) make and keep public information available as those terms are understood and defined in Rule 144 under ACT;

     (b) use its best efforts to file with the Commission, in a timely manner, all reports and other documents required of ACT under ACT and the Securities Exchange Act of 1934 (the "Exchange Act") (at any time after it has become subject to such reporting requirements); and


     (c) furnish to the Sellers, upon request, a written statement by ACT as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety [90] days after the closing of the first sale of securities by ACT pursuant to a Registration Statement), and of ACT and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of ACT, and such other reports and documents of ACT as such holders may reasonably request to avail itself of said Rule 144 or any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

                                   ARTICLE IX
                                 INDEMNIFICATION

9.1 Indemnification of ACT and ACTsub by Sellers and Principal. The Sellers and the Principal hereby jointly and severally agree to indemnify and save harmless ACT and ACTsub of and from any loss, liability, cost, damage or expense whatsoever (including reasonable legal fees on a solicitor and their own client basis) (a "Loss") arising out of or resulting from, under or pursuant to:

     (a) all debts, liabilities, contingent or otherwise, contracts or engagements whatsoever including, without limitation, liabilities for federal, provincial, sales, excise, income, capital, land transfer, goods and services or other taxes of the Acquiree or any re-assessment therefor, interest thereon or penalties with respect thereto existing at the Closing and not disclosed on or included in the balance sheet dated September 30, 1997 forming part of the Financial Statements for the last completed fiscal year, save and except those liabilities incurred subsequent to September 30, 1997 in the ordinary course of business none of which has been materially adverse to the nature, results of operations, assets or financial condition of, or manner of conducting, the business of the Corporation;

     (b) the inaccuracy of any representation or warranty or the breach of any covenant made by the Sellers or the Principal herein or in any instrument or certificate delivered by the Sellers or the Principal pursuant hereto except as contemplated by this Agreement; and

     (c) all claims, actions, suits, proceedings, demands, costs and expenses in respect of or incidental to any of the foregoing.

9.2 Indemnification of Sellers and Principal. ACT and ACTsub jointly and severally hereby agree to indemnify and hold the Sellers and Principal harmless from and against any Loss which may be sustained or suffered by such Sellers and a Principal, as the case may be, based upon a breach of any representation, warranty or covenant made by ACT in this Agreement, or in any Schedule or document or instrument prepared or given by ACT in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing covered by such representations, warranties or covenants.

9.3 Indemnification re GMAC Guarantees. In the event that a release has not been obtained of the GMAC Guarantees, prior to the Closing Date, ACT and ACTsub jointly and severally hereby agree to indemnity and hold harmless each of the Principal, Art Jobin and Bruce Harris ("Indemnitees"), from and against any Loss which may be sustained by or suffered by such Indemnitees, as the case may be, under such Indemnitee's GMAC Guarantee, as such Loss relates to the period from and after the Closing Date. This indemnity will be of no further force and effect with regard to any Indemnitee, as ACT and ACTsub receive a release of the GMAC Guarantee of such Indemnitee, following the Closing Date, from GMAC.

9.4 Procedure.

     (a) Each party claiming indemnification under this Agreement shall give written notice to the other of the indemnification claims hereunder, specifying the amount and nature of the claim and giving the other party the right to contest any such claim. If any third party claim is made to which indemnification is claimed, such indemnified party will, if a claim is to be made against an indemnifying party hereunder, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is materially and adversely affected by the indemnifying party's failure to give such notice.

     (b) If any proceeding is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will, unless the claim involves the tax liability of any Seller, be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines, in good faith, that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party for any fees of other counsel or any other expenses with respect to the defense of such proceeding, subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation if the indemnifying party assumes the defense of such proceeding (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent, unless the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within thirty (30) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it, or its affiliates, other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     (d) The indemnified party shall make available to the indemnifying party and its attorneys and accountants all books and records of the indemnified party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

     (e) Any indefinable liability or reimbursement under this Section shall be limited to the amount of damages (of any nature) actually sustained by a party hereto, net of any applicable insurance payments actually received, other reimbursement or tax benefit actually realized by such party.

9.5 Threshold. Sellers, the Acquiree, and the Principal shall not be liable for the payment of any Loss suffered, sustained, incurred or required to be paid by ACT or ACTsub except to the extent such Losses, in the aggregate, total more than Five Thousand ($5,000.00), in which case Sellers, the Acquiree and the Principal shall only be liable to pay the amount of the Losses in excess of Five Thousand Dollars ($5,000.00).
                                    ARTICLE X
                                  MISCELLANEOUS

10.1 Survival of Representations and Warranties. The covenants, representations and warranties of the parties contained in this Agreement shall not merge in, be superseded or prejudiced by and shall survive the Closing and continue in full force and effect for the benefit of the respective party provided, however, that:

     (a) the covenants, representations and warranties of the parties, except those relating to tax liability, shall terminate at the expiration of one (1) year following the Closing; and

     (b) representations and warranties in respect of tax matters and in respect of which any taxation authority of competent jurisdiction, administering any taxation legislation pursuant to which the Corporation or a Subsidiary is subject, has the right to assess, reassess or make additional assessments pursuant to the taxation legislation of such jurisdiction, shall survive until the day following the day that the rights of assessment or reassessment referred to in this sentence cease (such time hereinafter called the "Tax Warranty Expiry Time"). If no Claim has been made by a Party hereto with respect to any incorrectness or misrepresentation in any such representation or warranty within thirty (30) days of the expiry of the Tax Warranty Expiry Time, such Party shall have no further liability hereunder with respect to such representation or warranty.

10.2 Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

10.3 Tax Filings. Sellers covenant that following the Closing Date they shall cause to be prepared and filed all tax returns of the Acquiree relating to the period on or prior to the Closing Date within the times prescribed by the applicable legislation.

10.4 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or if sent by prepaid first class registered or certified mail, return receipt requested, fax or recognized courier then upon receipt thereof to the following addresses:

To Sellers:                 Drummer Enterprises Ltd.
                            c/o Del Industrial Metals Inc.
                            43 Bethridge Road
                            Rexdale, Ontario  M9W 1M6

                            Attention: Mr. J. Arthur Jobin

                            Morstar Holdings Ltd.
                            c/o Harris Chevrolet Oldsmobile
                            230 Main Street
                            Selkirk, Manitoba  R1A 1R9

                            Attention: Mr. Bruce Harris

                            Scozul Enterprises Ltd.
                            and James Scott
                            4710 St. Clair Road
                            Stoney Point, Ontario  N0R 1N0

                            Attention: Mr. James Scott

To Acquiree:                Ground Effects Ltd.
                            2875 St. Etienne Blvd.
                            Windsor, Ontario  N8W 5B1

                            Attention: The President

with copies to:             Miriam Kavanagh
                            Nobbs, Woods & Clark
                            70 University Avenue
                            Suite 250
                            Toronto, Ontario  M5J 2M4
                            Fax No.(416) 977-2895


To ACT and:                Applied Cellular Technology, Inc.
ACTsub                     400 Royal Palm Way
                           Suite 410
                           Palm Beach, FL
                           33480, U.S.A.
                           Fax No. (561) 366-0002
with copies to:            Ann Watterworth
                           Cassels Brock & Blackwell
                           Suite 2100
                           40 King Street West
                           Toronto, Canada
                           M5H 3C2
                           Fax No. (416) 360-8877

with copies to:            Paul D. Creme, Esq.
                           Merra, Kanakis, Creme & Mellor, P.C.
                           60 Main Street
                           Nashua, NH  03060
                           Fax No. (603) 883-0750

10.6 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

10.7 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9 Governing Law. This Agreement shall be governed by the laws of the Province of Ontario.


10.10 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

10.11 Entire Agreement. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

10.12 Severability. If any part of this Agreement is deemed to be unenforceable the balance of this Agreement shall remain in full force and effect.

10.13 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in Canadian funds.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                      APPLIED CELLULAR TECHNOLOGY, INC.


                                      Per: ---------------------------------
                                                Garrett A. Sullivan
                                                Its duly authorized President


                                      DRUMMER ENTERPRISES LTD.

                                      Per: ---------------------------------

                                                                             c/s
                                      Per: ---------------------------------


                                      MORSTAR HOLDINGS LTD.

                                      Per: ---------------------------------

                                                                             c/s
                                      Per: ---------------------------------


                                      GROUND EFFECTS LTD.

                                      Per: ---------------------------------

                                                                             c/s
                                      Per: ---------------------------------


                                      SCOZUL ENTERPRISES LTD.

                                      Per:----------------------------------

                                                                             c/s
                                      Per: ---------------------------------


                                      ACT-GFX CANADA, INC.

                                      Per: ---------------------------------

                                                                             c/s
                                      Per: ---------------------------------

SIGNED, SEALED AND DELIVERED   )
        in the presence of:    )
                               )
----------------------------   )      --------------------------------------
Witness                        )      James D. Scott

                                  SCHEDULE 6.5


                        Applied Cellular Technology, Inc.
                    Audited Consolidated Financial Statements
                      for the year ending December 31, 1997